CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-210186 on Form N-1A of our reports dated October 23, 2024, relating to the financial statements and financial highlights of First Trust Income Opportunities ETF, First Trust Flexible Municipal High Income ETF, First Trust Low Duration Strategic Focus ETF, First Trust Active Factor Large Cap ETF, First Trust Active Factor Mid Cap ETF, First Trust Active Factor Small Cap ETF, First Trust Innovation Leaders ETF, First Trust Expanded Technology ETF, First Trust Multi-Strategy Alternative ETF, First Trust Multi-Manager Large Growth ETF, First Trust SkyBridge Crypto Industry and Digital Economy ETF, and First Trust Multi-Manager Small Cap Opportunities ETF, our reports dated October 25, 2024, relating to the financial statements and financial highlights of First Trust TCW Opportunistic Fixed Income ETF, First Trust TCW Unconstrained Plus Bond ETF, First Trust TCW Securitized Plus ETF, and First Trust TCW Emerging Markets Debt ETF, appearing in Form N-CSR for First Trust Exchange-Traded Fund VIII as of and for the period ended August 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Additional Information,” “Miscellaneous Information” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 26, 2024